Exhibit 10.59

AMENDMENT TWO

TO THE

SAVINGS EQUALIZATION PLAN OF NEWMONT

WHEREAS, the Savings Equalization Plan of Newmont (the “Plan”) was restated by Newmont USA Limited (the “Plan Sponsor”) effective December 31, 2008; and

WHEREAS, the Plan Sponsor wishes to amend the Plan effective January 1, 2011; and

WHEREAS, Section 9.02 of the Plan authorizes the Plan Sponsor to amend the Plan from time to time.

NOW, THEREFORE, the Plan is hereby amended effective January 1, 2011 as follows:

1. Section 3.02, “Bonus Deferrals,” subsection (a) is restated as follows:

(a) A Participant may elect to defer a portion of his Bonus Compensation by filing an Enrollment Agreement with the Administration Committee or its delegate subject to the following rules:

(i) With respect to individuals who become eligible during the course of the Plan Year, including newly hired eligible employees, an election to defer Bonus Compensation must be made within 30 days after first becoming eligible for the Plan. The election shall apply only to Bonus Compensation earned after the election is made.

(ii) With respect to current Participants, an employee who is eligible for the Plan as of the first day of the Plan Year and continuing through the date his Bonus Compensation election is made, an election to defer Bonus Compensation that is performance-based compensation may be made on or before six months before the end of the performance period or, if earlier, before the date the performance-based compensation is substantially certain to be paid. In such case, the Enrollment Agreement must be filed on or before the expiration of the sixth month of the Plan Year for which the bonus payment is determined. Notwithstanding the foregoing, in no event may an election to defer performance-based compensation be made after such compensation is readily ascertainable. “Performance-based compensation” for purposes of this Section means compensation that is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 months and shall be interpreted in accordance with Treasury Regulation Section 1.409A-1(e).

2. The Administration Committee or its delegate is hereby authorized to take any action necessary or advisable to implement this amendment.

Savings Equalization Plan of Newmont

Amendment Two Effective January 1, 2011

The foregoing was adopted this 28th day of December, 2011.

NEWMONT USA LIMITED

By:	/s/ Stephen P. Gottesfeld
Name:	Stephen P. Gottesfeld
Title:	Vice President

Savings Equalization Plan of Newmont

Amendment Two Effective January 1, 2011

AMENDMENT ONE

TO THE

SAVINGS EQUALIZATION PLAN OF NEWMONT

WHEREAS, the Savings Equalization Plan of Newmont (the “Plan”) was restated by Newmont USA Limited (the “Plan Sponsor”) effective December 31, 2008; and

WHEREAS, the Plan Sponsor wishes to amend the Plan effective January 1, 2010; and

WHEREAS, Section 9.02 of the Plan authorizes the Plan Sponsor to amend the Plan from time to time.

NOW, THEREFORE, the Plan is hereby amended effective January 1, 2010 as follows:

1. Section 2.01, Eligibility and Participation,” is restated as follows:

Section 2.01. Eligibility and Participation. The Board of Directors or its delegate shall from time to time in its sole discretion select those employees of the Company who are eligible to participate in the Plan. In order to be eligible to participate in this Plan, an employee must be (a) eligible to participate in the Savings Plan and (b) among a select group of management or highly compensated employees of the Company. An hourly paid employee will not be eligible to participate in the Plan. In no event will an employee with Base Compensation of less than $175,000 be eligible to participate in the Plan. Notwithstanding the foregoing compensation requirement, any individual who satisfied the eligibility requirements of the Plan as in effect prior to December 31, 2008, who meets the above requirements other than the compensation requirement and who had assets credited to his or her account in 2008 and who continues to meet such criteria, shall be eligible to participate in the Plan. Once an employee becomes eligible to participate in the Plan, such employee shall have a plan entry date as of the first payroll 30 days after the eligibility requirements are met.

2. The Administration Committee or its delegate is hereby authorized to take any action necessary or advisable to implement this amendment.

The foregoing was adopted this 31st day of December, 2010.

NEWMONT USA LIMITED

By:	/s/ Stephen P. Gottesfeld
Name:	Stephen P. Gottesfeld
Title:	Vice President

Savings Equalization Plan of Newmont

Amendment One Effective January 1, 2010